      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1997

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

     TRAVELERS GROUP INC.                                  DELAWARE                                     52-1568099
     TRAVELERS CAPITAL IV                                  DELAWARE                                     06-6432183
     TRAVELERS CAPITAL V                                   DELAWARE                                     06-6432184
     TRAVELERS CAPITAL VI                                  DELAWARE                                     06-6446485
     TRAVELERS CAPITAL VII                                 DELAWARE                                     06-6446486
     (EXACT NAME OF REGISTRANT AS              (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
       SPECIFIED IN ITS CHARTER)                INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBERS)

                                  ------------
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-8000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                             CHARLES O. PRINCE, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-8000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
              AREA CODE, OF AGENT FOR SERVICE FOR EACH REGISTRANT)
                                ---------------

                                   COPIES TO:

          KENNETH J. BIALKIN, ESQ.                       FREDERICK W. KANNER, ESQ.
            SKADDEN, ARPS, SLATE,                            DEWEY BALLANTINE
             MEAGHER & FLOM LLP                         1301 AVENUE OF THE AMERICAS
              919 THIRD AVENUE                           NEW YORK, NEW YORK 10019
            NEW YORK, N.Y. 10022                              (212) 259-8000
               (212) 735-3000

                                  ------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the registration statement, as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                                                  (COVER CONTINUED ON NEXT PAGE)

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED           PROPOSED
                                         AMOUNT             MAXIMUM            MAXIMUM
                                          TO BE         OFFERING PRICE        AGGREGATE          AMOUNT OF
       TITLE OF EACH CLASS             REGISTERED             PER             OFFERING       REGISTRATION FEE
  OF SECURITIES TO BE REGISTERED        (1)(2)(3)         UNIT (4)(5)       PRICE (4)(5)            (4)
Trust Preferred Securities of the
  Trusts..........................
Junior Subordinated Debt
  Securities of Travelers Group
  Inc.............................
Guarantees of Trust Preferred
  Securities of the Trusts and
  certain back-up obligations
  (6).............................
Preferred Stock of Travelers Group
  Inc.............................
Depositary Shares of Travelers
  Group Inc.......................
Common Stock of Travelers Group
  Inc. reserved for issuance upon
  conversion or exchange of
  Preferred Stock (7).............
Total.............................   $1,000,000,000          100%          $1,000,000,000        $303,031

(1) Such indeterminate number of Preferred Securities of Travelers Capital IV, Travelers Capital V, Travelers Capital VI and Travelers Capital VII (each a "Trust") and such indeterminate principal amount of Junior Subordinated Debt Securities of Travelers Group Inc. as may from time to time be issued at indeterminate prices. Includes Preferred Securities which may be purchased by underwriters to cover over-allotments, if any. Junior Subordinated Debt Securities may be issued and sold to any Trust, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of such Trust and the distribution of the assets thereof.
(2) Such indeterminate number of shares of Preferred Stock of Travelers Group Inc. as from time to time may be issued at indeterminate prices. Includes Preferred Stock which may be purchased by underwriters to cover over-allotments, if any.
(3) Such indeterminate number of Depositary Shares as may be issued in the event that Travelers Group Inc. elects to offer fractional interests in the Preferred Stock registered hereby. Includes Depositary Shares which may be purchased by underwriters to cover over-allotments, if any.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of the Trusts and the Junior Subordinated Debt Securities, Preferred Stock and the Depositary Shares of Travelers Group Inc. registered hereby will not exceed $1,000,000,000.
(5) Exclusive of accrued interest, distributions and dividends, if any.
(6) Includes the rights of holders of the Preferred Securities under any Guarantees and certain back-up undertakings, comprised of the obligations of Travelers Group Inc. to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of Travelers Group Inc. as set forth in the Amended and Restated Declaration of Trust of each Trust and the Indenture, in each case as further described in the Registration Statement. The Guarantees, when taken together with Travelers Group Inc.'s obligations under the Junior Subordinated Debt Securities, the Indenture and the Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Travelers Group Inc. of payments due on the Preferred Securities. No separate consideration will be received for any Guarantee or such back-up obligations.
(7) Such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any Preferred Stock or Depositary Shares that provide for such conversion or exchange are being registered hereby. No separate consideration will be received for the Common Stock issuable upon such conversion or exchange.

                    SUBJECT TO COMPLETION DATED MAY 14, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                              TRAVELERS GROUP INC.

                                PREFERRED STOCK
                               DEPOSITARY SHARES
                      JUNIOR SUBORDINATED DEBT SECURITIES
                               ------------------

                     TRAVELERS CAPITAL IV
                     TRAVELERS CAPITAL V
                     TRAVELERS CAPITAL VI
                     TRAVELERS CAPITAL VII

                           TRUST PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                              TRAVELERS GROUP INC.
                                ----------------

    Travelers Group Inc., a Delaware corporation (the "Company"), may offer, from time to time, (i) its unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, in one or more series, and (ii) shares of its preferred stock, $1.00 par value (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts, in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Company's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness of the Company as described herein or as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

    Travelers Capital IV, Travelers Capital V, Travelers Capital VI and Travelers Capital VII (each, a "TRV Trust" and, together, the "TRV Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, trust preferred securities, representing undivided beneficial interests in the assets of the respective TRV Trust ("Preferred Securities") with the payment of periodic cash distributions ("distributions") and payments on liquidation, redemption or otherwise of such Preferred Securities guaranteed (each, a "Guarantee") on a subordinated basis by the Company to the extent described herein. See "Description of Guarantees." The Company's obligations under the Guarantees will rank PARI PASSU with the most senior preferred or preference stock now or hereafter issued by the Company. See "Description of Guarantees--Status of Guarantees." Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to a TRV Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such TRV Trust, but the Company does not intend to issue and sell the Junior Subordinated Debt Securities directly to other purchasers, including the general public. The Junior Subordinated Debt Securities purchased by a TRV Trust may be subsequently distributed PRO RATA to holders of Preferred Securities and Common Securities in connection with the dissolution of such TRV Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Guarantees, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture (as defined herein) and the Declaration (as defined herein), including its obligations to pay costs, expenses, debts and liabilities of such TRV Trust (other than with respect to the Preferred Securities and the Common Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on Preferred Securities.

                                                        (CONTINUED ON NEXT PAGE)
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                            ------------------------

                               SMITH BARNEY INC.
        , 1997

(CONTINUED FROM PREVIOUS PAGE)

    Specific terms of the Junior Subordinated Debt Securities of any series, the Preferred Securities of any TRV Trust, the Preferred Stock of any series or the Depositary Shares in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering of Junior Subordinated Debt Securities, (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities, and (iii) in the case of Preferred Stock and Depositary Shares, the specific designation, the number of shares, any dividend (including the method of calculating payment of dividends), seniority, liquidation, redemption, voting and other rights, any terms for any conversion or exchange into shares of the common stock, $.01 par value, of the Company (the "Common Stock"), any listing on a securities exchange, the initial public offering price and any other terms.

    If as set forth in the applicable Prospectus Supplement, the Company has the right to defer payments of interest on a series of Junior Subordinated Debt Securities by extending the interest payment period of such series of Junior Subordinated Debt Securities (each, an "Extension Period"), distributions on the corresponding series of Preferred Securities will also be deferred.

    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; PROVIDED, HOWEVER, that the aggregate initial public offering price of all Offered Securities shall not exceed $1,000,000,000. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

    The Company or any of the TRV Trusts may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company, any of the TRV Trusts or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

    This Prospectus, together with an appropriate Prospectus Supplement, may be used by Smith Barney Inc. ("Smith Barney"), an indirect wholly owned subsidiary of the Company and an affiliate of the TRV Trusts, in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities offered hereby, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. For a description of these activities, see "Plan of Distribution."

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE TRV TRUSTS, OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ANY OF THE TRV TRUSTS SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

    FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C.
20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. The Company's common stock is listed on the New York Stock Exchange, Inc. (the "NYSE") and The Pacific Exchange, Inc. (the "PCX"), and such reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and The Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104, and 233 South Beaudry Avenue, Los Angeles, California 90012.

    The Company and the TRV Trusts have filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the TRV Trusts and the Offered Securities, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statement, each such statement being qualified in all respects by such reference.

    No separate financial statements of the TRV Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the TRV Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the TRV Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their respective assets and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company, and (iii) the obligations of the TRV Trusts under the Preferred Securities are fully and unconditionally guaranteed by the Company to the extent that the respective TRV Trust has funds available to meet such obligations. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

        1. Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996;

        2. Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1997;

        3. Current Reports on Form 8-K of the Company, dated January 19, 1996, as amended, April 2, 1996, as amended, and June 7, 1996; and

        4. The Company's Registration Statement on Form 8-B, dated May 10, 1988, describing the Common Stock, including any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of Offered Securities hereby and (ii) the date on which Smith Barney ceases offering and selling Offered Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Travelers Group Inc., 388 Greenwich Street, New York, New York 10013; Attention: Treasurer; telephone (212) 816-8000.

                                  THE COMPANY

    The Company is a financial services holding company engaged, through its subsidiaries, principally in four business segments: Investment Services, Consumer Finance Services, Property & Casualty Insurance Services and Life Insurance Services.

    The Company's Investment Services segment consists of investment banking, asset management, brokerage and other financial services provided through Smith Barney Holdings Inc. and its subsidiaries. The Company's Consumer Finance Services segment includes consumer lending services conducted primarily under the name "Commercial Credit" and credit-related insurance and credit card services. The Company's Property & Casualty Insurance Services segment includes the operations of Travelers Property Casualty Corp., an 82% owned subsidiary of the Company, and its subsidiary and affiliated property-casualty insurance companies, which provide a wide range of commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals. The Company's Life Insurance Services segment includes individual life insurance, annuities and pension programs which are offered primarily through The Travelers Insurance Company, The Travelers Life and Annuity Company and Primerica Life Insurance Company.

    In addition to its four business segments, the Company's Corporate and Other segment consists of unallocated expenses and earnings primarily related to interest, corporate administration, and certain corporate investments.

    The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-8000.

                                   TRV TRUSTS

    Each of the TRV Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by the Company, as sponsor for such trust (the "Sponsor"), and the trustees of such trust dated (x) with respect to Travelers Capital IV and Travelers Capital V, as of September 19, 1996, and (y) with respect to Travelers Capital VI and Travelers Capital VII, as of May 14, 1997, and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on (x) with respect to Travelers Capital IV and Travelers Capital V, September 19, 1996 and (y) with respect to Travelers Capital VI and Travelers Capital VII, May 14, 1997. Each such declaration will be amended and restated in its entirety (as so amended and restated, each a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the TRV Trusts exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of each TRV Trust.

    Each TRV Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each TRV Trust's business and affairs will be conducted by the trustees of each applicable Trust (the "TRV Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the TRV Trustees of the TRV Trusts. The duties and obligations of the TRV Trustees shall be governed by the Declaration of such TRV Trust. Each TRV Trust will have two TRV Trustees (the "Regular Trustees") who are employees or officers of or who are affiliated with the Company. One TRV Trustee of each TRV Trust will be a financial institution that is not affiliated with the Company and that has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one TRV Trustee of each TRV Trust will have a principal place of business or reside in the State of

Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the TRV Trusts and the offering of the Trust Securities.

    The office of the Delaware Trustee for each of the TRV Trusts is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801. The address for each TRV Trust is c/o the Company, the Sponsor of the TRV Trusts, at the Company's corporate headquarters located at 388 Greenwich Street, New York, New York 10013, telephone (212) 816-8000.

                                USE OF PROCEEDS

    All of the net proceeds from the sale of any Preferred Securities offered hereby will be invested by the TRV Trust in Junior Subordinated Debt Securities. The Company will use the proceeds from the sale of the Junior Subordinated Debt Securities to the TRV Trusts, and the proceeds from the sale of any Preferred Stock or Depositary Shares offered hereby, for general corporate purposes, which may include capital contributions to subsidiaries of the Company, the redemption of shares of the Company's preferred stock, and/or the reduction or refinancing of borrowings of the Company or its subsidiaries.

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                                                                                               YEAR ENDED DECEMBER 31,
                                                              THREE MONTHS ENDED     --------------------------------------------
                                                                MARCH 31, 1997         1996       1995       1994        1993
                                                            -----------------------  ---------  ---------  ---------  -----------
Ratio of earnings to combined fixed charges and preferred
  stock dividends                                                       2.45              2.30       2.09       2.12        2.64


                                                              1992
                                                            ---------
Ratio of earnings to combined fixed charges and preferred
  stock dividends                                                2.57

    The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the combined fixed charges and preferred stock dividends. For purposes of these ratios, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Junior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Junior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities.

    The Junior Subordinated Debt Securities may be issued, from time to time, in one or more series, under an Indenture, dated as of October 7, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

    The following summary of certain provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. All article and section references appearing herein are to articles and sections of the Indenture, unless otherwise indicated, and capitalized terms which are not otherwise defined in this Prospectus shall have the meanings specified in the Indenture.

    GENERAL. The Junior Subordinated Debt Securities will be direct, unsecured obligations of the Company. The Indenture does not limit the amount of Junior Subordinated Debt Securities which may be issued thereunder, and provides that Junior Subordinated Debt Securities may be issued thereunder in series up to the aggregate principal amount which may be authorized from time to time by the Board of Directors of the Company. (Section 3.1)

    Reference is made to the Prospectus Supplement relating to the particular series of Junior Subordinated Debt Securities being offered thereby for the following terms and other information: (i) the designation, priority, aggregate principal amount and authorized denominations; (ii) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (iii) the date on which such Junior Subordinated Debt Securities will mature; (iv) the rate per annum at which such Junior Subordinated Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period, and the maximum duration of such extensions; (vii) the place or places where payments on such Junior Subordinated Debt Securities shall be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Junior Subordinated Debt Securities; (x) whether Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder; (xi) the restrictions, if any, applicable to the exchange of Junior Subordinated Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Junior Subordinated Debt Securities; (xii) whether and under what circumstances the Company will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or
(xiii) other specific terms.

    Unless otherwise specified in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will be issued in fully registered form without coupons, will be exchangeable for other Junior Subordinated Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations, and will be transferable at any time or from time to time at the Corporate Trust Office of the Indenture Trustee or at any other office or agency of the Company maintained for that purpose. No charge will be made to the Holder for any such exchange or transfer except for any tax or governmental charge incidental thereto.

    Unless otherwise described in the applicable Prospectus Supplement, there are no covenants or provisions contained in the Indenture which afford the Holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company.

    CONSOLIDATION, MERGER AND SALE OF ASSETS. The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Junior Subordinated Debt Securities issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (b) immediately thereafter no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Junior Subordinated Debt Securities. (Article Eight)

    EVENTS OF DEFAULT. The Indenture provides that the following are Events of Default thereunder with respect to any series of the Junior Subordinated Debt
Securities: (a) default in the payment of the principal of (or premium, if any, on) any Junior Subordinated Debt Security of such series at its maturity; (b) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Junior Subordinated Debt Securities of such series; (c) default for 30 days in the payment of any installment of interest on any Junior Subordinated Debt Security of such series; (d) default for 90 days after written notice in the performance of any other covenant in respect of the Junior Subordinated Debt Securities of such series contained in the Indenture;
(e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company; (f) any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which the Junior Subordinated Debt Securities are issued; and (g) in the event Junior Subordinated Debt Securities of a series are issued and sold to a TRV Trust or a trustee of such trust in connection with the issuance of Trust Securities by such TRV Trust, such TRV Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Junior Subordinated Debt Securities to holders of Trust Securities in liquidation or redemption of their interests in such TRV Trust upon a Special Event, (ii) the redemption of all of the outstanding Trust Securities of such TRV Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such TRV Trust. (Section 5.1) The Indenture Trustee may withhold notice to the Holders of the Junior Subordinated Debt Securities of any default with respect thereto (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such Holders. (Section 6.2)

    If an Event of Default with respect to the Junior Subordinated Debt Securities shall have occurred and be continuing, the Indenture Trustee or the Holders of 25% in aggregate principal amount of the Junior Subordinated Debt Securities may declare the principal of all the Junior Subordinated Debt Securities to be due and payable immediately. (Section 5.2)

    The Indenture contains a provision entitling the Indenture Trustee to be indemnified by the Holders before proceeding to exercise any right or power under the Indenture at the request of any of the Holders. (Section 6.3). The Indenture provides that the Holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, with respect to the Junior Subordinated Debt Securities. (Section 5.12) The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Indenture Trustee, but the Holder has an absolute right to receipt of principal, premium, if any, and interest on the Junior Subordinated Debt Securities at the Stated Maturity (or, in the case of redemption, on the Redemption Date) or to institute suit for the enforcement thereof. (Sections 5.7 and 5.8)

    The Holders of not less than a majority in principal amount of the Outstanding Junior Subordinated Debt Securities may on behalf of the Holders of all the Junior Subordinated Debt Securities waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest on any Junior Subordinated Debt Security and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the Holder of each affected Junior Subordinated Debt Security; PROVIDED, HOWEVER, that if the Junior Subordinated Debt Securities are held by a TRV Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable TRV Trust shall have consented to such waiver or modification to such waiver; PROVIDED FURTHER, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable TRV Trust shall have consented to such waiver. (Section 5.13)

    The Indenture requires the Company to furnish to the Indenture Trustee an annual statement as to defaults, if any, by the Company under the Indenture. (Section 10.4)

    MODIFICATIONS AND AMENDMENTS. Modifications and amendments to the Indenture may be made by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Junior Subordinated Debt Securities at the time outstanding of each series which is affected thereby, PROVIDED, that no such modification or amendment may, without the consent of the Holder of each Junior Subordinated Debt Security affected thereby: (i) modify the terms of payment of principal, premium, if any, or interest or; or (ii) reduce the percentage of Holders of Junior Subordinated Debt Securities necessary to modify or amend the Indenture or waive compliance by the Company with any covenant or past default, PROVIDED, FURTHER, that if the Junior Subordinated Debt Securities of such series are held by a TRV Trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable TRV Trust shall have consented to such supplemental indenture; PROVIDED FURTHER, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable TRV Trust shall have consented to such supplemental indenture. (Section 9.2)

    DISCHARGE AND DEFEASANCE. The Company may discharge all of its obligations (except those set forth below) to holders of any series of Junior Subordinated Debt Securities issued under the Indenture, which Junior Subordinated Debt Securities have not already been delivered to the Indenture Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Indenture Trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series and to make any mandatory sinking fund payments thereon when due. (Section 4.1)

    Unless otherwise specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of a series, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of such series (except for certain obligations to pay all expenses of the applicable TRV Trust, to register the transfer or exchange of Junior Subordinated Debt Securities of such series, to replace mutilated, defaced, destroyed, lost or stolen Junior Subordinated Debt Securities of such series, and to maintain Paying Agents and hold monies for payment in trust), or (ii) need not comply with certain covenants specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of that series, and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clause (f) of the "Events of Default" above shall no longer be an Event of Default if, in either case, the Company deposits with the Indenture Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Junior Subordinated Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of such Junior Subordinated Debt Securities. Such a trust may only be established, if, among other things, the Company shall have delivered an Opinion of Counsel, which, in the case of a discharge pursuant to clause (i), must be based upon a ruling or administrative pronouncement of the Internal Revenue Service, to the effect that the Holders of the Junior Subordinated Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4) In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Junior Subordinated Debt Securities of any series as described under clause (ii) above and the Junior Subordinated Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Indenture Trustee may be insufficient to pay amounts due on the Junior Subordinated Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

    CONCERNING THE INDENTURE TRUSTEE. The Indenture Trustee has extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness) to the Company. The Company and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Indenture Trustee in the ordinary course of business.

    GLOBAL SECURITIES. The Indenture provides that the registered Junior Subordinated Debt Securities of a series may be issued in the form of one or more fully registered Global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. (Section 3.1) In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Junior Subordinated Debt Securities to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Junior Subordinated Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only debt securities that are payable in U.S. dollars.

    The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series.

    Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Junior Subordinated Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Junior Subordinated Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Junior Subordinated Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

    Principal, premium, if any, and interest payments on Junior Subordinated Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Indenture Trustee or any other agent of the Company or agent of the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Junior Subordinated Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Junior Subordinated Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Junior Subordinated Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Junior Subordinated Debt Securities. Any Junior Subordinated Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the relevant Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

    The Junior Subordinated Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euroclear and Cedel Bank, societe anonyme, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

    RANKING OF JUNIOR SUBORDINATED DEBT SECURITIES. The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain indebtedness of the Company to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

    CERTAIN PROVISIONS APPLICABLE TO TRV TRUSTS. In the event Junior Subordinated Debt Securities of a series are issued and sold to a TRV Trust or a trustee of such trust in connection with the issuance of Trust Securities by such TRV Trust, such Junior Subordinated Debt Securities subsequently may be distributed PRO RATA to the holders of such Trust Securities in connection with the dissolution of such TRV Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a TRV Trust, or a trustee of such trust, in connection with the issuance of Trust Securities by such TRV Trust. If Junior Subordinated Debt Securities are issued to a TRV Trust or a trustee of such trust in connection with the issuance of Trust Securities by such TRV Trust and (i) there shall have occurred and be continuing an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem any debt securities issued by the Company which rank PARI PASSU with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

    In the event Junior Subordinated Debt Securities are issued to a TRV Trust or a trustee of such trust in connection with the issuance of Trust Securities of such TRV Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such TRV Trust; PROVIDED, HOWEVER, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to not voluntarily dissolve, wind-up or terminate such TRV Trust, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of the applicable TRV Trust, (iii) to timely perform its duties as Sponsor of the applicable TRV Trust and (iv) to use its reasonable efforts to cause such TRV Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such TRV Trust, the redemption of all of the Trust Securities of such TRV Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such TRV Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

                      DESCRIPTION OF PREFERRED SECURITIES

    The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms of the Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Securities so offered will be described in the Prospectus Supplement relating to such Preferred Securities. The description does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of Declarations, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    Each TRV Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each TRV Trust authorizes the Regular Trustees of such TRV Trust to issue on behalf of such TRV Trust one series of Preferred Securities. Each Declaration has been or will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of the TRV Trust issuing such Preferred Securities or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a TRV Trust for specific terms, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such TRV Trust,
(iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such TRV Trust and the date or dates upon which such distributions shall be payable, (iv) whether distributions on Preferred Securities issued by such TRV Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such TRV Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such TRV Trust to the Holders of Preferred Securities of such TRV Trust upon voluntary or involuntary dissolution, winding-up or termination of such TRV Trust, (vi) the obligation, if any, of such TRV Trust to purchase or redeem Preferred Securities issued by such TRV Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such TRV Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such TRV Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more TRV Trusts, or of both, as a condition to specified action or amendments to the Declaration of such TRV Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such TRV Trust consistent with the Declaration of such TRV Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Preferred Securities, each TRV Trust will issue one series of Common Securities. The Declaration of each TRV Trust authorizes the Regular Trustees of such trust to issue on behalf of such TRV Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by such TRV Trust will be substantially identical to the terms of the Preferred Securities issued by such TRV Trust and the Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA with such Preferred Securities except that, upon an Event of Default under the Declaration of such TRV Trust, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities of a TRV Trust will also carry the right to vote and to appoint, remove or replace any of the TRV Trustees of such TRV Trust. All of the Common Securities of a TRV Trust will be directly or indirectly owned by the Company.

    If an Event of Default with respect to a Declaration of any TRV Trust occurs and is continuing, then the holders of Preferred Securities of such TRV Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under such Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of such Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If an Event of Default with respect to the Declaration of any TRV Trust has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such TRV Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's Rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of such Preferred Securities under such Declaration to the extent of any payment made by the Company to such holder of such Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from a TRV Trust. The holders of Preferred Securities of a TRV Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

                           DESCRIPTION OF GUARANTEES

    Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of a TRV Trust.

GENERAL

    Pursuant to and to the extent set forth in each Guarantee, and except as otherwise set forth in the applicable Prospectus Supplement, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities issued by a TRV Trust (except to the extent paid by such TRV Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such TRV Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such TRV Trust has funds available therefor, and (ii) the redemption price per Preferred Security set forth in the applicable Prospectus Supplement, which will not be lower than the stated liquidation amount, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent such TRV Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such TRV Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such TRV Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment or (b) the amount of assets of such TRV Trust remaining for distribution to holders of such Preferred Securities in liquidation of such TRV Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing such TRV Trust to pay such amounts to such holders.

    Each Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities issued by a TRV Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of such TRV Trust, except to the extent such TRV Trust shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by a TRV Trust, such TRV Trust will not pay distributions on the Preferred Securities issued by such TRV Trust and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration of any TRV Trust, including its obligations to pay costs, expenses, debts and liabilities of such TRV Trust (other than with respect to Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such TRV Trust.

CERTAIN COVENANTS OF THE COMPANY

    In each Guarantee, the Company will covenant that, so long as any Preferred Securities issued by a TRV Trust remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration of such TRV Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank PARI PASSU with or junior to such Junior Subordinated Debt Securities. Each Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities to which a Guarantee relates (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding related Preferred Securities issued by a TRV Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities of a TRV Trust then outstanding.

EVENTS OF DEFAULT

    An Event of Default under a Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under a Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the TRV Trust that issued such Preferred Securities, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under such Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the TRV Trust that issued such Preferred Securities or any other person or entity.

    The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each of the Guarantees and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default with respect to a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Preferred Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

    Each Guarantee will terminate as to the Preferred Securities issued by a TRV Trust upon full payment of the Redemption Price of all Preferred Securities of such TRV Trust, upon distribution of the Junior Subordinated Debt Securities held by such TRV Trust to the holders of the Preferred Securities of such TRV Trust or upon full payment of the amounts payable in accordance with the Declaration of such TRV Trust upon liquidation of such TRV Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related Preferred Securities issued by a TRV Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary of the Company and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by a TRV Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

    Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

    The Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    As of the date of this Prospectus, the Company's authorized capital stock consists of 1,500,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock. The descriptions below of certain provisions of the Company's Common Stock and Preferred Stock do not purport to be complete and are subject to and qualified in their entirety by reference to the Certificate of Incorporation (as defined below) which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

    As of April 30, 1997, the Company had outstanding approximately 641.3 million shares of its Common Stock. Each holder of Common Stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by the Company's stockholders. Except as otherwise provided by law, the holders of shares of Common Stock vote as one class together with the shares of Series C Preferred Stock (as defined below). Holders of Common Stock may not cumulate their votes in the election of directors, and are entitled to share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of Preferred Stock.

    Upon voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Common Stock share PRO RATA in the assets remaining after payments to creditors and provision for the preference of any Preferred Stock. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable. The transfer agent and registrar for the Common Stock is The First National Bank of Boston. The Common Stock is listed on the NYSE and the PCX.

PREFERRED STOCK

    Under the Company's Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation"), the Board of Directors of the Company is authorized to issue shares of the Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors of the Company and as are not stated and expressed in the Certificate of Incorporation. Prior to the issuance of each series of Preferred Stock, the Board of Directors of the Company will adopt resolutions creating and designating such series as a series of Preferred Stock and such resolutions will be filed in a Certificate of Designation (a "Certificate of Designation") as an amendment to the Certificate of Incorporation. As used herein the term "Board of Directors of the Company" means the Board of Directors of the Company and includes any duly authorized committee thereof.

    The rights of holders of the Preferred Stock offered hereby will be subject to, and may be adversely affected by, the rights of holders of any shares of Preferred Stock that may be issued in the future. The Board of Directors may cause shares of Preferred Stock to be issued in public or private transactions for any proper corporate purpose, which may include issuance to obtain additional financing in connection with acquisitions or otherwise, and issuance to officers, directors and employees of the Company and its subsidiaries pursuant to benefit plans or otherwise. Shares of Preferred Stock issued by the Company may have the effect, under certain circumstances, alone or in combination with certain other provisions of the Certificate of Incorporation described below, of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors of the Company.

    As of the date of this Prospectus, the Company had outstanding 1,200,000 shares of its 8.125% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"), 2,978,803 shares of its $4.53 ESOP Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 7,500,000 shares of its 9.25% Preferred Stock, Series D (the "Series D Preferred Stock") and 2,262 shares of its Cumulative Adjustable Rate Preferred Stock, Series Y (the "Series Y Preferred Stock"), all of which shares are fully paid and nonassessable.

    SERIES A PREFERRED STOCK. The Series A Preferred Stock is not redeemable prior to July 28, 1997, and is redeemable on such date and thereafter at the Company's option at a redemption price equal to $250 per share (the liquidation preference), plus accrued and unpaid dividends. The Series A Preferred Stock ranks on a parity as to dividends and upon liquidation with the currently outstanding series of Preferred Stock. There are no preemptive or other subscription rights with respect to the Series A Preferred Stock. The Series A Preferred Stock provides for cumulative quarterly dividends at the rate of 8.125% per annum, calculated as a percentage of the $250 per share stated value. The holder of Series A Preferred Stock does not have voting rights except as provided by law or if six quarterly dividends are in arrears and except that a two-thirds vote of all shares of Preferred Stock voting as a class is required for the Company to create any class of stock having a preference as to dividends or distribution of assets over the Series A Preferred Stock. Depositary shares, each representing one-tenth of a share of Series A Preferred Stock, are traded on the NYSE.

    SERIES C PREFERRED STOCK. Shares of Series C Preferred Stock have a stated value of $53.25 per share (the "Stated Value"). The Series C Preferred Stock ranks on a parity as to dividends and upon liquidation with the currently outstanding series of Preferred Stock. There are no preemptive or other subscription rights with respect to the Series C Preferred Stock. Shares of Series C Preferred Stock are entitled to vote for the election of directors and on all other matters submitted to a vote of stockholders of the Company. Each share of Series C Preferred Stock is entitled to 2.61 votes per share, subject to adjustment as the conversion price is adjusted, and vote jointly as a single class with shares of Common Stock and not as a separate class except as otherwise expressly provided for in the Delaware General Corporation Law, as amended (the "DGCL"). However, whether or not the DGCL so provides, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and all other series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends and upon liquidation, voting together as a class, is required for the Company to create a new class or increase an existing class of stock having rights in respect of the payment of dividends or in liquidation prior to the Series C Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends and upon liquidation, to issue any Preferred Stock of the Company ranking prior to the Series C Preferred Stock either as to dividends or upon liquidation, or to change the terms, limitations or relative rights or preferences of the Series C Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends and upon liquidation, either directly or by increasing the relative rights of the shares of another class. If the Series C Preferred Stock is entitled to vote together with any other series of Preferred Stock, it will be entitled to one vote per share. The holder of shares of Series C Preferred Stock is entitled to receive dividends in the amount of $4.53 per annum per share. Generally, the shares of Series C Preferred Stock will be redeemable, in whole or in part at the option of the Company, on or after January 1, 1998, at a redemption price (payable in cash or shares of Common Stock) of $53.25 per share plus accrued and unpaid dividends thereon to the date fixed for redemption. The Series C Preferred Stock is convertible at the option of the holder into that number of shares of Common Stock determined by dividing the Stated Value by the conversion price. as adjusted pursuant to the provisions of the Certificate of Incorporation. The conversion price as of the date of this Prospectus is $32.98 per share of Series C Preferred Stock.

    SERIES D PREFERRED STOCK. Shares of Series D Preferred Stock have a stated value of $50.00 per share. The Series D Preferred Stock ranks on a parity as to dividends, other distributions and upon liquidation with the currently outstanding series of Preferred Stock. The Series D Preferred Stock has no preemptive or other subscription rights.

The holder of Series D Preferred Stock does not have voting rights except as provided by law or if six quarterly dividends are in arrears and except that a two-thirds vote of all shares of Preferred Stock voting as a class is required for the Company to create any class of stock having a preference as to dividends or distribution of assets over the Series D Preferred Stock. The holder of shares of Series D Preferred Stock is entitled to receive dividends at the rate of 9.25% per annum per share applied to the stated value of such share. The shares of Series D Preferred Stock are redeemable, in whole or in part, at the option of the Company, on or after July 1, 1997 at a redemption price of $50.00 per share plus accrued and unpaid dividends thereon to the date fixed for redemption. Depositary shares, each representing one-half of a share of Series D Preferred Stock, are traded on the NYSE.

    SERIES Y PREFERRED STOCK. The Series Y Preferred Stock ranks on a parity as to dividends, other distributions and upon liquidation with all of the currently outstanding series of Preferred Stock. The holder of the Series Y Preferred Stock is entitled to a cumulative quarterly dividend at an annual rate equal to the greater of (i) the Short Term Rate and (ii) 4.85%. The "Short Term Rate" generally will be equal to either 85% or 78% of the Money Market Yield (as defined in the Certificate of Incorporation) of the 90-day rate for commercial paper multiplied by the stock's $100,000 per share liquidation value. The Series Y Preferred Stock is owned by a subsidiary of the Company, is redeemable without premium at the Company's option at any time at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, and is subject to repurchase at the holder's request at its liquidation value of $100,000 per share, plus accrued and unpaid dividends, if not redeemed on or prior to March 31, 1999. The holder of the Series Y Preferred Stock does not have voting rights except as required by law or if six quarterly dividends are in arrears and except that a two-thirds vote of all shares of Preferred Stock voting as a class is required for the Company to create any class of stock having a preference as to dividends or distribution of assets over the Series Y Preferred Stock.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS

    BUSINESS COMBINATIONS. The Certificate of Incorporation requires the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the then outstanding shares of Voting Stock (as defined therein), voting together as a single class, excluding from such number of outstanding shares and from such required vote Voting Stock beneficially owned by any Interested Stockholder (defined therein, generally, as a 25% stockholder), to approve any merger or other Business Combination (as defined therein, which term includes a merger, sale of $25,000,000 of assets, and similar extraordinary corporate transactions) between, or otherwise involving, the Company and any Interested Stockholder, unless the transaction has been approved by a majority of the Continuing Directors (as defined therein) in the manner described therein, or under some circumstances, unless certain minimum price, form of consideration and procedural requirements are satisfied.

    AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BY-LAWS. Under the Certificate of Incorporation, the alteration, amendment or repeal of, or adoption of any provision inconsistent with the provisions of the Certificate of Incorporation relating to the issuance of Preferred Stock or Common Stock and amendments to the By-Laws will require the affirmative vote of the holders of at least 75% of the voting power of the shares entitled to vote for the election of directors. Amendments of provisions of the Certificate of Incorporation relating to Business Combinations require a vote of the holders of 66 2/3% of the then outstanding shares of Voting Stock, excluding Voting Stock held by Interested Stockholders, unless 75% of the Board of Directors recommend such amendment and the directors comprising such 75% would qualify as Continuing Directors.

    VACANCIES. Vacancies on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any additional director elected to fill such a vacancy shall hold office for a term coinciding with the remaining term of the class to which he was elected. Any other vacancies on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, and the director so elected shall have the same remaining term as that of his predecessor.

                 DESCRIPTION OF PREFERRED STOCK OFFERED HEREBY

    The following summary contains a description of certain general terms of the Company's Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the

Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Company's Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation and the Certificate of Designation relating to each particular series of Preferred Stock which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus forms a part at or prior to the time of the issuance of such Preferred Stock.

GENERAL

    The Preferred Stock may be issued in one or more series, with such designations of titles; dividend rates; any redemption provisions; special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company; any sinking fund provisions; any conversion or exchange provisions; any voting rights thereof; and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

    The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of Preferred Stock will be specified in the Prospectus Supplement relating thereto.

RANK

    Unless otherwise specified in the Prospectus Supplement relating to the shares of any series of Preferred Stock, such shares will rank on a parity with each other series of Preferred Stock and prior to the Common Stock as to dividends and distributions of assets.

DIVIDENDS

    Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rates may be fixed or variable or both. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or noncumulative.

    No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on equity securities ranking on a parity with respect to dividends with such series of Preferred Stock. If full dividends are not so paid, such series of Preferred Stock shall share dividends PRO RATA with such other equity securities.

CONVERSION AND EXCHANGE

    The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Common Stock.

REDEMPTION

    A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

    In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or PRO RATA, as may be determined by the Board of Directors of the Company, or by any other method determined to be equitable by the Board of Directors.

    On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any securities ranking junior with respect to liquidation, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other securities ranking on a parity with respect to liquidation rights are not paid in full, the holders of the Preferred Stock of such series and such other securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

VOTING RIGHTS

    Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

                        DESCRIPTION OF DEPOSITARY SHARES

    The description set forth below of certain material provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipt relating to the Preferred Stock, which will be filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement of which this Prospectus forms a part at or prior to the issuance of Depositary Shares. The particular terms of any Depositary Shares, any Depositary Receipts and any Deposit Agreement relating to a particular series of Preferred Stock which vary from the terms set forth below will be set forth in the applicable Prospectus Supplement.

GENERAL

    The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In such event, the Company will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

    The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the applicable Prospectus Supplement.

    Pending the preparation of definitive Depositary Receipts, the Preferred Stock Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Preferred Stock Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

    If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Preferred Stock Depositary. The Depositary Shares will be redeemed by the Preferred Stock Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot or PRO RATA or by any other equitable method as may be determined by the Preferred Stock Depositary.

WITHDRAWAL OF PREFERRED STOCK

    Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

VOTING DEPOSITED PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will vote all shares of any series of Preferred Stock held by it proportionately with instructions received, to the extent it does not receive specific instructions from the holders of Depositary Shares representing such series of Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected Depositary Shares then outstanding. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into or exchanged for Common Stock; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares. The Deposit Agreement may be terminated by the Company at any time and the Preferred Stock Depositary will provide notice of such termination to the record holders of all outstanding Depositary Receipts not less than 30 days prior to the termination date, in which event the Preferred Stock Depositary will deliver or make available for delivery to holders of Depositary Shares, upon surrender of such Depositary Shares, the number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares.

CHARGES OF DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

    The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its intent to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary and its acceptance of such appointment. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The Preferred Stock Depositary will forward all reports and communications from the Company which are delivered to the Preferred Stock Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

    Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                              PLAN OF DISTRIBUTION

    The Company may sell any series of Preferred Stock or Depositary Shares and any TRV Trust may sell Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers, or (iii) through agents. Any such underwriters, dealers or agents may include Smith Barney. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents,
(ii) the purchase price of the Offered Securities and the proceeds to the Company or a TRV Trust, as the case may be, from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

    In connection with underwritten offerings of the Offered Securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Offered Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

    If dealers are utilized in the sale of Offered Securities, the Company or the applicable TRV Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offered Securities may be sold directly by the Company and/or, if applicable, any TRV Trust to one or more institutional purchasers, or through agents designated by the Company and/or, if applicable, any TRV Trust from time to time, at a fixed price, or prices, which may be changed, or at varying prices determined at time of sale. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company or the applicable TRV Trust to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the Prospectus Supplement, the Company or the applicable TRV Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company or such TRV Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts (the "Contracts") providing for payment and delivery on a specified date or dates in the future. Such Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by the Contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such Contracts.

    Smith Barney, a member of the National Association of Securities Dealers, Inc. (the "NASD"), a subsidiary of the Company and an affiliate of the TRV Trusts, may participate in distributions of the Offered Securities. Accordingly, the offerings of Offered Securities will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

    This Prospectus together with an applicable Prospectus Supplement may also be used by Smith Barney in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions. Smith Barney has no obligation to make a market in any of the Offered Securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

    Agents, dealers and underwriters may be entitled, under agreements with the Company or a TRV Trust, to indemnification by the Company or the applicable TRV Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company or a TRV Trust in the ordinary course of business.

    Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 LEGAL MATTERS

    The validity of the Preferred Securities, the Junior Subordinated Debt Securities, the Guarantees, the Preferred Stock and the Depositary Shares and certain matters relating thereto will be passed upon for the Company and the TRV Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine, New York, New York. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of the Company and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the Common Stock of the Company.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated by reference or included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein, in reliance upon the reports (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The combined financial statements as of and for the year ended December 31, 1995 and 1994 of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries included in the Company's Current Report on Form 8-K dated April 2, 1996, as amended, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable by the Company in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the SEC registration fee and the NASD fee.

Securities and Exchange Commission Filing Fee.............................  $ 303,031
NASD Filing Fee...........................................................     30,500
Rating Agency Fees........................................................    400,000
Blue Sky Fees and Expenses................................................      5,000
Trustees' Fees and Expenses...............................................      5,000
Printing Fees and Expenses................................................    250,000
Accounting Fees and Expenses..............................................     75,000
Legal Fees and Expenses...................................................    100,000
Miscellaneous.............................................................      1,469
                                                                            ---------
      Total...............................................................  $1,170,000
                                                                            ---------
                                                                            ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section Three of Article V of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

    The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws. In certain employment agreements, the Company or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Company's By-laws.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

    The Declaration of each TRV Trust provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such TRV Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such TRV Trust, any Affiliate of such TRV Trust or any holder of securities issued by such TRV Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such TRV Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such TRV Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or a Company Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each TRV Trust also provides that, to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such TRV Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the TRV Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each TRV Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such TRV Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the TRV Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the TRV Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each TRV Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or preceding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration. The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the TRV Trusts. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the TRV Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the TRV Trusts by or on behalf of any such indemnifying party.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

(a) Exhibits

      1.1  --Form of Underwriting Agreement for Trust Preferred Securities
      1.2  --Form of Underwriting Agreement for Preferred Stock
      3.1  --Restated Certificate of Incorporation of the Company, as amended, incorporated in reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December
             31, 1996 (File No. 1-9924) (the "1996 10-K")
      3.2  --Restated By-Laws of the Company, as amended, incorporated by reference to Exhibit 3.2 to the
             1996 10-K
      4.1  --Certificate of Trust of Travelers Capital IV incorporated by reference to Exhibit 4.4 to the
             Company's Registration Statement on Form S-3 (No. 333-12439) (the "First Registration
             Statement")
      4.2  --Certificate of Trust of Travelers Capital V incorporated by reference to Exhibit 4.5 to the
             First Registration Statement
      4.3  --Certificate of Trust of Travelers Capital VI
      4.4  --Certificate of Trust of Travelers Capital VII
      4.5  --Form of Amended and Restated Declaration of Trust for Travelers Capital IV incorporated by reference to Exhibit 4.9 to the First Registration Statement
      4.6  --Form of Amended and Restated Declaration of Trust for Travelers Capital V incorporated by reference to Exhibit 4.10 to the First Registration Statement
      4.7  --Form of Amended and Restated Declaration of Trust for Travelers Capital VI
      4.8  --Form of Amended and Restated Declaration of Trust for Travelers Capital VII
      4.9  --Form of Indenture between Travelers Group Inc. and The Chase Manhattan Bank, as Trustee,
             incorporated by reference to Exhibit 4.11 to the First Registration Statement
     4.10  --Form of Preferred Security (included in Exhibit 4.5)
     4.11  --Form of Common Security (included in Exhibit 4.5)
     4.12  --Form of Guarantee with respect to the Preferred Securities of Travelers Capital IV incorporated by reference to Exhibit 4.17 to the First Registration Statement
     4.13  --Form of Guarantee with respect to the Preferred Securities of Travelers Capital V incorporated by reference to Exhibit 4.18 to the First Registration Statement
     4.14  --Form of Guarantee with respect to the Preferred Securities of Travelers Capital VI
     4.15  --Form of Guarantee with respect to the Preferred Securities of Travelers Capital VII
     4.16  --Form of Junior Subordinated Debt Securities (included in Exhibit 4.9)
     4.17  --Form of Certificate for Preferred Stock will be filed as an exhibit to a Current Report on
             Form 8-K of the Company and incorporated herein by reference
     4.18  --Form of Deposit Agreement
     4.19  --Form of Depositary Receipt (included in Exhibit 4.18)
      5.1  --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
     12.1  --Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends of
             Travelers Group Inc.
     23.1  --Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants
     23.2  --Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants
     23.3  --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
     24.1  --Powers of Attorney of certain directors

     25.1  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank, as Trustee under the Indenture incorporated by reference to Exhibit 25.1 to the First Registration Statement
     25.2  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank, as Trustee under the Declaration of Trust of Travelers Capital IV incorporated by reference to Exhibit 25.5 to the First Registration Statement
     25.3  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank, as Trustee under the Declaration of Trust of Travelers Capital V incorporated by reference to Exhibit 25.6 to the First Registration Statement
     25.4  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank, as Trustee under the Declaration of Trust of Travelers Capital VI
     25.5  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank, as Trustee under the Declaration of Trust of Travelers Capital VII
     25.6  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Travelers
             Group Inc. for the benefit of holders of Preferred Securities of Travelers Capital IV incorporated by reference to Exhibit 25.10 to the First Registration Statement
     25.7  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Travelers
             Group Inc. for the benefit of holders of Preferred Securities of Travelers Capital V incorporated by reference to Exhibit 25.11 to the First Registration Statement
     25.8  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Travelers
             Group Inc. for the benefit of holders of Preferred Securities of Travelers Capital VI
     25.9  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Travelers
             Group Inc. for the benefit of holders of Preferred Securities of Travelers Capital VII

ITEM 17. UNDERTAKING.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and
       (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Travelers Group Inc. pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Travelers Group Inc.'s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Travelers Group Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of May, 1997.

                                TRAVELERS GROUP INC.

                                By                /s/ JAMES DIMON
                                     ------------------------------------------
                                                 Name: James Dimon
                                                  Title: President

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of May, 1997.

          SIGNATURE                       TITLE
------------------------------  --------------------------
                                Chairman of the Board and
     /s/ SANFORD I. WEILL         Chief Executive Officer
------------------------------    (Principal Executive
       Sanford I. Weill           Officer) and Director

                                Senior Vice President and
     /s/ HEIDI G. MILLER          Chief Financial Officer
------------------------------    (Principal Financial
       Heidi G. Miller            Officer)

                                Executive Vice President
      /s/ IRWIN ETTINGER          and Chief Accounting
------------------------------    Officer (Principal
        Irwin Ettinger            Accounting Officer)

              *
------------------------------  Director
     C. Michael Armstrong

------------------------------  Director
         Judith Arron

              *
------------------------------  Director
      Kenneth J. Bialkin

------------------------------  Director
        Edward H. Budd

              *
------------------------------  Director
   Joseph A. Califano, Jr.

------------------------------  Director
     Douglas D. Danforth

------------------------------  Director
      Robert F. Daniell

       /s/ JAMES DIMON
------------------------------  Director
         James Dimon

------------------------------  Director
     Leslie B. Disharoon

------------------------------  Director
        Gerald R. Ford

          SIGNATURE                       TITLE
------------------------------  --------------------------

              *
------------------------------  Director
         Thomas Jones

------------------------------  Director
        Ann D. Jordan

              *
------------------------------  Director
        Robert I. Lipp

------------------------------  Director
        Michael Masin

              *
------------------------------  Director
       Dudley C. Mecum

------------------------------  Director
      Andrall E. Pearson

------------------------------  Director
        Frank J. Tasco

              *
------------------------------  Director
       Linda J. Wachner

              *
------------------------------  Director
    Joseph R. Wright, Jr.

              *
------------------------------  Director
        Arthur Zankel

*By:       /s/ JAMES DIMON
      -------------------------
             James Dimon
          ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Travelers Capital IV, Travelers Capital V, Travelers Capital VI and Travelers Capital VII each hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of May, 1997.

TRAVELERS CAPITAL IV

By:        /s/ HEIDI G. MILLER

   -----------------------------------
        Heidi G. Miller, as Trustee

By:        /s/ IRWIN ETTINGER

   -----------------------------------
        Irwin Ettinger, as Trustee

TRAVELERS CAPITAL V

By:        /s/ HEIDI G. MILLER

   -----------------------------------
        Heidi G. Miller, as Trustee

By:        /s/ IRWIN ETTINGER

   -----------------------------------
        Irwin Ettinger, as Trustee

TRAVELERS CAPITAL VI

By:        /s/ HEIDI G. MILLER

   -----------------------------------
        Heidi G. Miller, as Trustee

By:        /s/ IRWIN ETTINGER

   -----------------------------------
        Irwin Ettinger, as Trustee

TRAVELERS CAPITAL VII

By:        /s/ HEIDI G. MILLER

   -----------------------------------
        Heidi G. Miller, as Trustee

By:        /s/ IRWIN ETTINGER

   -----------------------------------
        Irwin Ettinger, as Trustee